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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
RUBIO'S RESTAURANTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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April 30, 2001

To Fellow Stockholders of
Rubio's Restaurants, Inc.:

    You are cordially invited to attend the annual meeting of our stockholders, to be held on Friday, June 8, 2001, at 10:00 a.m. Pacific Daylight Savings Time at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California. Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

    If you do not plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

                      Sincerely,

                      Ralph Rubio
                      President, Chief Executive Officer and
                      Chairman of the Board of Directors

Carlsbad, California

YOUR VOTE IS VERY IMPORTANT

    In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage is needed if mailed in the United States.

RUBIO'S RESTAURANTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2001

TO THE STOCKHOLDERS OF RUBIO'S RESTAURANTS, INC:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Rubio's Restaurants, Inc., a Delaware corporation (the "Company"), will be held on Friday June 8, 2001 at 10:00 a.m. Pacific Daylight Savings Time at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California. Directions to Edwards Theatre—San Marcos appear on the back cover of the Proxy Statement. The following matters are to be acted upon and are more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect two directors to serve for a three-year term ending in the year 2004 or until their successors are duly elected and qualified;

  2.
  To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 30, 2001; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on April 13, 2001, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Joseph N. Stein
                       Secretary/Chief Strategic and
                      Financial Officer

Carlsbad, California
April 30, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

RUBIO'S RESTAURANTS, INC.
1902 Wright Place
Suite 300
Carlsbad, California 92008

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2001

General

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Rubio's Restaurants, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 8, 2001 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California. These proxy solicitation materials were mailed on or about April 30, 2001, to all stockholders entitled to vote at the Annual Meeting.

Voting

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 13, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 8,921,993 shares of the Company's common stock, par value $0.001 ("Common Stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 13, 2001. Stockholders may not cumulate votes in the election of directors.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Proxies

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Strategic and Financial Officer of the Company at the Company's principal executive offices at 1902 Wright Place, Suite 300, Carlsbad, California 92008 a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received no later than December 31, 2001, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than December 31, 2001.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

General

    The Company's Board of Directors is currently comprised of three classes of directors consisting of two directors in each class with staggered three-year terms. The directors in each class serve for their respective terms or until their successors have been duly elected and qualified. Upon expiration of the term of a particular class, directors elected to such a class will serve for a term of three years following such expiration. The purpose of this proposal is to nominate for election to the Board of Directors two directors for a term ending upon the 2004 Annual Meeting of Stockholders. The two candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

    The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Nominees for Term Ending Upon the 2004 Annual Meeting of Stockholders

    Jack W. Goodall, 62, has served as a Director and member of the Company's Compensation Committee since April, 2001. Mr. Goodall served as the Chairman of Jack in the Box Inc. from October 1985 until his retirement in February of this year. Mr. Goodall served as President of Jack in the Box Inc. from 1970 until 1996 and as Chief Executive Officer from 1979 to 1996. Mr. Goodall has served as a Director of Ralcorp Holdings, Inc., a public company, since January, 2000.

    Timothy J. Ryan, 61, has served as a Director since April 1999. Mr. Ryan served as the President and Chief Executive Officer of Diedrich Coffee, Inc. from November 1997 to October 2000. From December 1995 until his retirement in December 1996, Mr. Ryan served as President of Sizzler U.S.A., a division of Sizzler International, Inc., and as a director, of Sizzler International, Inc., of which he was also a Senior Vice President. Sizzler International, Inc. filed for bankruptcy protection in June 1996. From November 1988 to December 1993, Mr. Ryan served as Senior Vice President of Marketing at Taco Bell Worldwide, and from December 1993 to December 1995, he served as Senior Vice President of Taco Bell's Casual Dining Division.

Directors with Term Ending Upon the 2003 Annual Meeting of Stockholders

    Kyle A. Anderson, 44, has served as a Director since January 1995. Mr. Anderson is a founding member of Rosewood Capital Associates, LLC, the general partner of Rosewood Capital, L.P., a consumer oriented private equity investment fund. Prior to joining Rosewood in 1988, Mr. Anderson was a Vice President in the mergers and acquisitions department at The First Boston Corporation. Mr. Anderson serves on the board of directors of Gardenburger, Inc., a publicly held company, and on a number of privately held companies.

    Ralph Rubio, 45, a co-founder, has served as President, Chief Executive Officer and Director since our inception in January 1983. He is currently Chairman of the Board of Directors. Prior to founding Rubio's, Mr. Rubio was employed in restaurant management and in various other positions at the Old Spaghetti Factory, Hungry Hunter and Harbor House restaurant chains. Mr. Rubio has more than 20 years of experience in the restaurant industry.

Directors with Term Ending Upon the 2002 Annual Meeting of Stockholders

    Craig S. Andrews, J.D., 48, has served as a director of the Company since September 1999. Mr. Andrews has served as Vice President and General Counsel for Air Fiber, Inc, a private company, since May, 2000. From March 1987 until May 2000, Mr. Andrews served as a partner in the law firm of Brobeck, Phleger & Harrison LLP, where he specialized in representing emerging growth companies. Mr. Andrews has broad experience in founding companies and in financing transactions, as well as in general business and corporate law. Mr. Andrews has played an important role in the formation and development of numerous start-up companies. Mr. Andrews is also a director of Encad, Inc., a public company that designs and manufactures wide-format color inkjet printers. Mr. Andrews received a B.A. from the University of California at Los Angeles and a J.D. from the University of Michigan.

    Kim Lopdrup, 42, has served as a Director since January 1997. Mr. Lopdrup has served in various positions at Allied Domecq PLC, a publicly held company whose subsidiaries include Baskin-Robbins, Dunkin' Donuts and Togo's, since May 1985, and has served in his current position as Chief Executive Officer of Allied Domecq Quick Service Restaurants International since October 1998. Mr. Lopdrup also serves as a Director of 31 Ice Cream, Limited, a publicly held company listed on the Tokyo Stock Exchange. Effective in mid-May, 2001, Mr. Lopdrup will serve as Executive Vice President and Chief Operating Officer, North America of the Burger King Corporation, which is a subsidiary of Diageo, PLC.

Board Committees and Meetings

    The Board of Directors held seven meetings and acted by unanimous written consent one time during the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2000 Fiscal Year.

    The Compensation Committee currently consists of three directors, Mr. Kyle Anderson who serves as Chairman of the Compensation Committee, Mr. Jack Goodall and Mr. Timothy Ryan, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the exclusive authority to administer the Company's Employee Stock Purchase Plan and the Company's 1999 Stock Incentive Plan and to make option grants thereunder. The Compensation Committee held four meetings and acted by unanimous written consent one time during the 2000 Fiscal Year.

    The Audit Committee currently consists of three directors, Mr. Kim Lopdrup who serves as Chairman of the Audit Committee, Mr. Kyle Anderson and Mr. Craig Andrews, each of whom is independent as defined under Rule 4200 of the National Association of Securities Dealers' listing standards. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A. The Audit Committee held two meetings during the 2000 Fiscal Year.

Audit Committee Report

    The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, included in the Company's Annual Report on Form 10-K for that year.

    The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

    The Audit Committee has discussed with the Company's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

    The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from the Company.

    Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                      Submitted by the Audit Committee
                      of the Board of Directors
                      Kim Lopdrup
                      Kyle Anderson
                      Craig S. Andrews

Director Compensation

    Directors do not receive cash compensation for their service on our board of directors. Non-employee directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

    Under the Automatic Option Grant Program in effect under the Company's 1999 Stock Incentive Plan (the "1999 Plan"), each individual who first joins the Board as a non-employee director at any time after May 26, 1999 will receive, at the time of such initial election or appointment, an automatic option grant, to purchase 25,000 shares of Common Stock, provided such person has not previously been in the Company's or any parent or subsidiary's employ. In addition, on the date of each annual stockholders' meeting, beginning with the 2000 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular annual meeting, will be granted an option to purchase 5,000 shares of Common Stock, provided such individual has served as a non-employee member of the Company's board for at least six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as a Board of Directors member or immediately following the consummation of any merger or asset sale if the options are not assumed by the successor corporation. The option will be immediately exercisable for all of the option shares and will be fully vested.

    In June 2000, pursuant to the Automatic Option Grant Program in effect under the Company's 1999 Stock Incentive Plan, we granted options to purchase 5,000 shares of our Common Stock each to Mr. Anderson, Mr. Andrews, Mr. Dooling, Mr. Lopdrup and Mr. Ryan. The per-share exercise price in effect under the options is $8.19, the fair market value per share of the Company's Common Stock on the grant date. These options are immediately exercisable and are fully vested.

    In January 2001, we granted options to purchase 5,000 shares of our Common Stock each to Mr. Anderson, Mr. Andrews, Mr. Dooling, Mr. Lopdrup and Mr. Ryan. The per-share exercise price in effect under the options is $4.69, the fair market value per share of Common Stock on the grant date. These options are immediately exercisable and are fully vested.

    In April 2001, Mr. Dooling resigned his position on the Board.

    Also in April 2001, we granted options to purchase 25,000 shares of our Common Stock to Mr. Goodall in connection with his appointment to our board of directors. The per-share exercise price in effect under the options is $3.40, the fair market value per share of Common Stock on the grant date. These options are immediately exercisable and are fully vested.

Recommendation of the Board of Directors

    The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent public auditors for the Company during the 2000 Fiscal Year, to serve in the same capacity for the fiscal year ending December 30, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

  Audit Fees

    The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $92,550.

  Financial Information Systems Design and Implementation Fees

    There were no aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information design and implementation for the fiscal year ended December 31, 2000.

  All Other Fees

    The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $19,243. These fees include income tax return preparation and consulting as well as other non-audit services.

    The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

Recommendation of the Board of Directors

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 30, 2001.

OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company regarding the beneficial ownership of its Common Stock as of March 19, 2001, by:

  •
  each person or group of affiliated persons known to own beneficially 5% or more of the Company's Common Stock;

  •
  each of the Company's directors and nominees for directors;

  •
  the Company's executive officers, listed in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement; and

  •
  all of the Company's directors and executive officers as a group.

    Percentage of ownership is based on 8,921,993 shares of Common Stock outstanding on March 19, 2001. The table below includes the number of shares underlying options which are exercisable within 60 days from March 19, 2001. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after March 19, 2001 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws. The address for those individuals for which an address is not otherwise indicated is 1902 Wright Place, Suite 300, Carlsbad, California 92008.

	Shares Beneficially Owned
Beneficial Owner	Number of Shares Outstanding	Number of Shares Underlying Options	Percent (%)
Rosewood Capital L.P. One Maritime Plaza, Suite 1330 San Francisco, California 94111 (1)	1,526,812	—	17.1
Funds affiliated with Farallon Partners, L.L.C. (2) One Maritime Plaza, Suite 1325 San Francisco, California 94111	560,011	—	6.3
Rocker Partners, L.P. (3)	779,150	—	8.7
Rafael Rubio (4)	800,000	—	9.0
Ralph Rubio (5)	1,183,100	2,667	13.3
Kyle A. Anderson (6)	1,526,812	10,000	17.2
Michael Dooling	178,000	35,000	2.4
Craig S. Andrews	19,424	35,000	*
Jack W. Goodall	25,000	25,000	*
Kim Lopdrup	39,000	10,000	*
Timothy J. Ryan	2,500	35,000	*
Stephen J. Sather	200	69,228	*
Joseph N. Stein	8,000	38,389	*
John Ramsay	900	2,333	*
Alison Glenn-Delaney	—	—	*
All directors and executive officers as a group (13 persons)	2,983,436	255,715	35.3

*
Less than 1% of the outstanding stock.
(1)
Pursuant to a Schedule 13G dated February 15, 2000 filed with the Securities and Exchange Commission, Rosewood Capital L.P. reported that as of December 31, 1999 it had sole voting power over all 1,526,812 shares and sole dispositive power over all 1,526,812 shares. No changes occurred in the current year.
(2)
Pursuant to a Schedule 13G dated February 8, 2001, includes 235,227 shares beneficially owned by Farallon Capital Partners, L.P., 195,984 shares beneficially owned by Farallon Capital Institutional Partners, L.P., 84,036 shares beneficially owned by Farallon Capital Institutional Partners II, L.P., 22,390 shares beneficially owned by Farallon Capital Institutional Partners III, L.P., and 22,374 shares beneficially owned by RR Capital Partners L.P., over which each such entity reported that as of December 31, 2000 it shared voting and dispositive power over its beneficially owned shares. All of the foregoing entities disclaim group attribution.
(3)
Pursuant to a Schedule 13G dated February 9, 2001, includes 534,000 shares held by Rocker Partners, L.P. and 245,150 shares held by Compass Holdings, Ltd. Pursuant to the Schedule 13G, David A. Rocker has sole voting and dispositive power over the aggregate amount of 779,150 shares by virtue of his respective positions as the sole managing partner of Rocker Partners, L.P. and as the president of Rocker Offshore Management Company, Inc., the investment advisor to Compass Holdings, Ltd.

(4)
All 800,000 shares are held by the Rafael R. Rubio and Gloria G. Rubio Family Trust.
(5)
All of the shares outstanding held by Ralph Rubio are held in trust for the benefit of him and his family.
(6)
Includes 1,526,812 shares held by the Rosewood Capital L.P. Mr. Anderson is a founding member of Rosewood Capital Associates LLC, the general partner of Rosewood Capital, L.P. Mr. Anderson disclaims beneficial ownership of such shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

    The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus for the 2000 Fiscal Year was in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2000, December 26, 1999, and December 27, 1998.

    Mr. Richard Rubio is included in the table because he would have been among the four most highly compensated executive officers of the Company on the last day of the 2000 Fiscal Year had he not resigned on October 20, 2000.

    Mr. Bruce Frazer is included in the table because he would have been among the four most highly compensated executive officers of the Company on the last day of the 2000 Fiscal Year had he not left the Company on November 21, 2000.

    Mr. John Ramsay joined the Company as Vice President of Franchise on March 13, 2000. The table reflects his compensation during the period from March 13, 2000 through the end of the 2000 Fiscal Year.

    No executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2000 Fiscal Year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Officers." Perquisites and other personal benefits paid to officers in the table below are less than the minimum reporting thresholds and are represented in the table below by "—". "All Other Compensation" represents matching payments under our 401(k) plan, auto allowances and personal use of auto payments, of $0, $0 and $985 for Ralph Rubio, $1,000, $0 and $2,625 for Stephen Sather, $1,492, $0 and $0 for Bruce Frazer, $294, $0 and $563 for Richard Rubio in Fiscal Year 2000. With respect to Joseph Stein, All Other Compensation in Fiscal Year 2000 is comprised of $8,036 in relocation payments, $5,850 in an auto allowance and $750 in payments under our 401(k) plan. With respect to John Ramsay, All Other Compensation in Fiscal Year 2000 is comprised of $40,121 in relocation payments and $4,500 in an auto allowance. The Company did not grant any stock appreciation rights.

Summary Compensation Table

Long-Term Compensation
							Awards		Payouts
Annual Compensation
Name and Principal Position								Number of Securities Underlying Options
	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)	Restricted Stock Award(s)($)		LTIP Payouts($)	All Other Compensation($)
Ralph Rubio President, Chief Executive Officer, and Chairman of the Board	2000 1999 1998	$ $ $	209,828 209,828 199,836	$	— — 39,967	— — —	— — —	10,000 — —	— — —	$ $	985 985 —
Stephen J. Sather Vice President of Operations and Chief Operating Officer	2000 1999 1998	$ $ $	200,000 191,920 169,800	$	— — 32,760	— — —	— — —	25,000 47,000 8,000	— — —	$ $	3,625 3,746 340
Joseph N. Stein Chief Strategic and Financial Officer	2000 1999 1998	$ $	200,000 141,539 —		— — —	— — —	— — —	25,000 100,000 —	— — —	$ $	14,636 73,549 —
Bruce Frazer Former Vice President of Marketing	2000 1999 1998	$ $ $	158,098 137,592 135,840	$	— — 26,208	— — —	— — —	40,000 10,000 6,000	— — —	$ $ $	1,492 2,457 815
Richard Rubio Former Vice President of Real Estate	2000 1999 1998	$ $ $	116,872 105,000 103,200	$	— — 20,000	— — —	— — —	10,000 7,000 2,000	— — —	$ $ $	857 1,857 1,594
John Ramsay Vice President of Franchise	2000 1999 1998		$110,385 — —		$14,000 — —	— — —	— — —	20,000 — —	— — —		$44,621 — —

Stock Options and Stock Appreciation Rights

    The following table contains information concerning the stock options granted to the Named Officers during the 2000 Fiscal Year. All the grants were made under the Company's 1999 Plan. No stock appreciation rights were granted to the Named Officers during such fiscal year.

    Each option represents the right to purchase one share of Common Stock. The options in this table are incentive stock options and non-qualified stock options granted under our stock option plans. The options vest on the following schedule: 20% of the options vest after the completion of one year of service from the grant date and the remainder of the options vest in equal monthly installments over the next 48 months of service. To the extent not already exercisable, these options may also accelerate and become exercisable in the event of a merger in which the Company is not the surviving corporation or upon the sale of substantially all of the Company's assets. In the year ended December 31, 2000, we granted options to purchase an aggregate of 699,620 shares of common stock.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2000
			Exercise Price	Expiration Date
					5%	10%
Ralph Rubio	10,000	1.4	$7.38	1/14/10	46,381	117,539
Stephen J. Sather	10,000	1.4	$7.38	1/14/10	46,381	117,539
Stephen J. Sather	15,000	2.1	$6.50	10/30/10	61,317	155,390
Joseph N. Stein	10,000	1.4	$7.38	1/14/10	46,381	117,539
Joseph N. Stein	15,000	2.1	$6.50	10/30/10	61,317	155,390
Bruce Frazer	25,000	3.6	$7.38	1/14/10	115,952	293,846
Bruce Frazer	15,000	2.1	$6.50	10/30/10	61,317	155,390
Richard Rubio	10,000	1.4	$7.38	1/14/10	46,381	117,539
John Ramsay	10,000	1.4	$8.19	3/13/10	49,984	125,826
John Ramsay	10,000	1.4	$6.50	10/13/10	40,878	103,593

    The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined on the basis of the closing selling price of the Common Stock as reported on the Nasdaq National Market on the date of grant.

    The potential realizable value at assumed annual rates of stock price appreciation for the option term represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of our future Common Stock prices. These amounts represent assumed rates of appreciation in the value of our Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises in the Year Ended December 31, 2000 and Year-End Option Values

    The following table provides information, with respect to the Named Officers, concerning the exercise of options during the 2000 Fiscal Year and unexercised options held by them at of the end of that fiscal year. No stock appreciation rights were held by the Named Officers at the end of the 2000 Fiscal Year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

			Number of Unexercised Options at FY-End(#)		Value of Unexercised in-the-Money Options at FY-End($)(2)
Name	Shares acquired on exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ralph Rubio	—	—	—	10,000	—	—
Stephen J. Sather	—	—	60,103	64,897	47,738	4,442
Joseph N. Stein	—	—	27,778	97,222	—	—
Bruce Frazer	—	—	28,667	6,333	23,500	—
Richard Rubio	—	—	3,550	5,450	616	—
John Ramsay	—	—	—	20,000	—	—

(1)
Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.
(2)
Based upon the market price of $2.56 per share, determined on the basis of the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the 2000 Fiscal Year, less the option exercise price payable per share.

Employment Contracts, Termination of Employment and Change in Control Arrangements

    The Company does not currently have any formal employment contracts with any of the current executive officers.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee of the Company's Board of Directors currently consists of Mr. Kyle Anderson who serves as Chairman of the Compensation Committee, Mr. Jack W. Goodall, and Mr. Timothy Ryan. Neither of these individuals was an officer or employee of the Company or its subsidiary at any time during the 2000 Fiscal Year or at any other time.

    No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Board Compensation Committee Report on Executive Compensation

    It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1999 Plan.

    The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

    General Compensation Policy: The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) annual base salary, (ii) incentive bonuses, the amount of which is dependent on both Company and individual performance during the fiscal year, and (iii) stock option awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

    Base Salary: Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. The base salary for each officer reflects the salary levels for comparable positions from a comparative group of companies within the industry, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers. With respect to Mr. Ralph Rubio's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

    Incentive Bonus: Generally, the annual incentive bonus for the Chief Executive Officer and the other executive officers of the Company is based on specified objective performance measures selected by the Compensation Committee. The actual bonus is calculated based on a percentage, which was 50% for the 2000 fiscal year, of the amount that pre-tax net income exceeds the pre-tax net income budget established for the current year, with the exception of John Ramsay, whose bonus was based on the number of signed franchise agreements during fiscal 2000. Based on the Company's financial performance for fiscal year 2000, no bonuses were awarded to the executive officers of the Company, except for John Ramsay, whose bonus was $14,000.

    Stock Options: Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share based on the market price on the grant date over a specified period of time of up to ten years. Each option generally becomes exercisable in a series of installments over a 5-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

    The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

    Submitted by the Compensation Committee of the Company's Board of Directors:

/s/ KYLE ANDERSON Kyle Anderson, Chairman	/s/ JACK W. GOODALL Jack W. Goodall	/s/ TIMOTHY RYAN Timothy Ryan

Stock Performance Graph

    The graph depicted on the following page shows a comparison of cumulative total stockholder returns for the Company, the S&P 500 Index and the S&P Restaurants Index.

(1)
The graph covers the period from May 21, 1999, the commencement date of the Company's initial public offering of shares of its Common Stock through December 31, 2000.

(2)
The graph assumes that $100 was invested in the Company on May 21, 1999 in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3)
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN*
AMONG RUBIO'S RESTAURANTS, INC., THE S & P 500 INDEX
AND THE S & P RESTAURANTS INDEX

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, none of the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members nor the Stock Performance Graph is to be incorporated by reference into any such prior filings, nor shall such reports, reference or graph be incorporated by reference into any future filings made by the Company under those statutes, nor shall such reports, reference or graph be deemed filed with the Securities and Exchange Commission.

CERTAIN TRANSACTIONS

    In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

    COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2000 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met by its directors, executive officers and greater than ten percent beneficial owners, with the exception of Mr. Sather who inadvertently omitted to report indirect beneficial ownership of 200 shares of Common Stock acquired by two of his sons in May 1999 and Mr. Ryan who inadvertently omitted an acquisition of 2,500 shares of Common Stock in May 1999. Mr. Sather and Mr. Ryan are currently amending their reports with regard to the omitted transactions.

ANNUAL REPORT

    A copy of the Annual Report of the Company for the 2000 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

    The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about April 2, 2001. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Joseph N. Stein, Chief Strategic and Financial Officer of the Company, at the Company's principal executive offices located at 1902 Wright Place, Suite 300, Carlsbad, California 92008.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Joseph N. Stein
                       Secretary/Chief Strategic and
                      Financial Officer

Dated: April 30, 2001

APPENDIX A.

AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

    The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the stockholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more independent directors.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III.  MEETINGS

    The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

1.
Review this Charter at least annually and recommend any changes to the Board.

2.
Review the organization's annual financial statements and any other relevant reports or other financial information.

3.
Review the regular internal financial reports prepared by management and any internal auditing department.

4.
Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5.
Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6.
Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

7.
Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

A–1

Directions to the Rubio's Restaurants, Inc.
Annual Meeting of Shareholders
at
Edwards Theatre—San Marcos
1180 W. San Marcos Boulevard
San Marcos, CA 92069
at
10:00 a.m. (Pacific Time)
on
June 8, 2001

From Interstate 5 North or South, exit at Palomar Airport Road and go East.

Palomar Airport Road will turn into San Marcos Boulevard.

The theatre is located approximately 9 miles from the freeway and is on the left hand side of the street.

RUBIO'S RESTAURANTS, INC.
PROXY

Annual Meeting of Stockholders, June 8, 2001

This Proxy is Solicited on Behalf of the Board of Directors of
Rubio's Restaurants, Inc.

   The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 8, 2001 and the Proxy Statement and appoints Ralph Rubio and Joseph N. Stein and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Rubio's Restaurants, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at Edwards Theatre, 1180 W. San Marcos Blvd., San Marcos, California 92069 on Friday, June 8, 2001 at 10:00 a.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1.
To elect the following directors to serve for a three-year term ending upon the 2004 annual meeting of stockholders or until their successors are duly elected and qualified: Please check either "FOR" or "WITHOLD AUTHORITY TO VOTE".
	Jack W. Goodall	FOR / /	WITHHOLD AUTHORITY TO VOTE / /
	Timothy J. Ryan	FOR / /	WITHHOLD AUTHORITY TO VOTE / /

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 30, 2001. Please check one of the following:
	FOR / /	AGAINST / /	ABSTAIN / /
3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

   The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the director listed above and IN FAVOR OF the other proposals.

   Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Please sign your name:

(Authorized Signature(s))
Date:

QuickLinks

MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN* AMONG RUBIO'S RESTAURANTS, INC., THE S & P 500 INDEX AND THE S & P RESTAURANTS INDEX
APPENDIX A. AUDIT COMMITTEE CHARTER